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EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS



                         SHUBITZ ROSENBLOOM & CO., P.A.
                          Certified Public Accountants
                                    Members
        American and Florida Institutes of Certified Public Accountants
                    AICPA/ Private Companies Practice Section


             Howard Rosenbloom, CPA, MBA      Sabal Chasse Professional Center
               Leonard Alan Shubitz, CPA        11428 Southwest 109th Road
                Jerry L. Fiengold, CPA           Miami, Florida 33176-3148
                                                  Telephone (305) 596-000
                                                     Fax (305) 595-2309
                                                     www.miamicpas.net


February 24, 2003

                       CONSENT OF INDEPENDENT ACCOUNTANTS

US. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:     NuWay Medical, Inc.
            (f/k/a NuWay Energy, Inc.) Form S-8

To Whom It May Concern:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2002 in NuWay Energy, Inc. (now known as NuWay Medical, Inc.) Form 10KSB for the fiscal year ended December 31, 2001, and to all references to our firm included in this Registration Statement.

/s/ Shubitz Rosenbloom & Co., PA
Shubitz Rosenbloom & Co., PA





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